                                                                    EXHIBIT 11.1

                            SYMPHONIX DEVICES, INC.

               COMPUTATION OF NET LOSS PER COMMON SHARE AND

                    PER COMMON SHARE--ASSUMING DILUTION

                                                                               CUMULATIVE
                          PERIOD FROM                                         PERIOD FROM
                          MAY 17, 1994                                        MAY 17, 1994
                            (DATE OF                                            (DATE OF
                           INCEPTION)              YEAR ENDED                  INCEPTION)
                               TO                 DECEMBER 31,                     TO
                          DECEMBER 31, -------------------------------------  DECEMBER 31,
                              1994        1995         1996         1997          1997
                          ------------ -----------  -----------  -----------  ------------
Weighted average common
 shares outstanding for
 the period.............   1,770,726     1,961,551    2,190,040    2,579,177     2,184,309
Common equivalent shares
 pursuant to Staff
 Accounting Bulleting
 No. 83.................     851,441       851,441      851,441      851,441       851,441
                           ---------   -----------  -----------  -----------  ------------
Shares used in per share
 calculations...........   2,622,167     2,812,992    3,041,481    3,430,618     3,035,750
                           =========   ===========  ===========  ===========  ============
Net loss................   $(752,224)  $(3,651,811) $(6,108,556) $(7,907,377) $(18,419,968)
                           =========   ===========  ===========  ===========  ============
Net loss per common
 share and per common
 share--assuming
 dilution (1)...........   $   (0.29)  $     (1.30) $    (2.01)  $     (2.30) $      (6.07)
                           =========   ===========  ===========  ===========  ============

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(1) There is no difference between basic and diluted loss per share for each period.